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                                                                    EXHIBIT 23.2


                         CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Scripps Bank 1992 Stock Option Plan, Scripps Bank 1995 Stock Option Plan and Scripps Bank 1998 Outside Directors Stock Option Plan of our report dated January 18, 2000, with respect to the consolidated financial statements of U.S. Bancorp included in its Annual Report (Form 10-K) for the year ended December 31, 1999, filed with the Securities and Exchange Commission.


/s/ Ernst & Young LLP

Minneapolis, Minnesota
October 10, 2000